Exhibit 10.8

CONSULTANT SERVICES AGREEMENT

This Consultant Services Agreement dated as of May 1, 2015 (the “Agreement”) is by and between Cequent Performance Products (the “Company”), and Velocity Consulting, LLC (the “Consultant”).

WHEREAS, the Company desires to retain Consultant, solely for the purpose of providing consulting services mutually agreed upon in the statement of work (“SOW”) (the “Services”) identified in Exhibit A; and

WHEREAS, the Company and Consultant mutually agree that Consultant shall provide such Services to the Company on the terms and subject to the conditions hereinafter specified.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Consultant hereby agree as follows:

1.     ENGAGEMENT; CONSULTING PERIOD

The Company hereby desires to retain the Consultant and enter into an engagement with the Consultant for the Services. Consultant shall render the Services on the terms and conditions set forth in this Agreement. The period of this Agreement shall begin on the date hereof and shall be in force until termination of this Agreement in accordance with Paragraph 10 below (the “Term”).

2.    SERVICES TO BE PERFORMED BY CONSULTANT; QUALITY OF SERVICES

During the Term, upon the request of the Company and agreement by Consultant, Consultant shall provide the Services to the Company and shall devote sufficient time and energy towards the performance of such Services. The parties shall cooperate in arranging for such Services to be provided in a manner that will not unduly disrupt the Company’s business. Consultant acknowledges and understands that during the Term of this Agreement, the Company may from time to time contract with others to perform similar services. All of the Services provided by the Consultant under this Agreement shall be performed according to standards and procedures established or approved by the Company or otherwise consistent with the highest professional standards, and Consultant shall be responsible to insure that all individuals under its control comply with the terms and conditions of this Agreement. Consultant agrees not to provide services to any direct competitor of the Company during the Term and for two years thereafter.

3.COMPENSATION

In consideration of the Services to be performed by Consultant under this Agreement, the Company agrees to compensate Consultant by an initial, one-time payment of $100,000, payable upon execution of this Consultant Agreement, and in addition, payment in the amount of $15,000 per month (the “Consulting Fees”), paid in arrears. Consultant will be paid upon the receipt of a detailed invoice outlining the services provided. Upon receipt of an accurate invoice, Consultant will be paid within 45 days. In addition to the Consulting Fees, the Company shall pay Consultant for all reasonable actual out-of-pocket expenses incurred by Consultant in the performance of the Services hereunder, including any required travel. Such expenses shall be incurred by Consultant only with the Company’s prior written approval. At the Company’s request, Consultant will provide copies of such supporting documentation as may be reasonably appropriate for the Company to confirm the nature and amount of such expenses.

4.    ADDITIONAL COMPENSATION

Upon completion of the Initial Term (as defined below), the Company will pay the Consultant a completion bonus of $150,000.00 on or before January 15, 2016 (“Bonus”). The Bonus shall only be payable if the Consultant completes the Initial Term without providing notice to the Company of early termination pursuant to Section 10 below.
5.    RELATIONSHIP OF PARTIES

It is understood and agreed that Consultant is an independent contractor and not an employee or agent of the Company, that Consultant will perform the Services under the Company’s general direction as to the result of such activity but that Consultant will determine, in its sole discretion, the manner and means by which the Services are accomplished, subject to the express condition that Consultant will at all times comply with applicable law and the Company’s written policies and procedures. The Company will not cover Consultant with unemployment insurance, state disability insurance, public liability insurance or related benefits. The Company will not remit any tax withholding on behalf of Consultant and Consultant is responsible for all tax liability associated with his receipt of the compensation for his services. Consultant shall not be entitled to participate in any of the Company’s employee benefit plans, by reason of the Services performed under this Agreement.

6.    CONFIDENTIAL INFORMATION
Consultant acknowledges that it may acquire from the Company information of a competitively sensitive, confidential or proprietary nature, which may or may not be marked as confidential, in connection with the Services (collectively, “Confidential Information”). Confidential Information includes, but is not limited to such information as technical drawings, engineering structures, testing requirements and other technical information, marketing plans, business plans, product plans, product capabilities, product specifications, customer information, supplier information, and pricing information. Consultant agrees to hold such Confidential Information in strict confidence and that it will not use and/or disclose such Confidential Information other than for the purpose of performing the Services. Consultant further agrees that it will not allow any unauthorized person access to Confidential Information, either before or after the termination of this Agreement, and that it will take all action reasonably necessary and satisfactory to the Company to protect the confidentiality of the Confidential Information, including, without limitation, implementing and enforcing operating procedures to minimize the possibility of unauthorized use or copying of Confidential Information and limiting access to only those employees of Consultant who have a need to know for purposes of performing the Services, have been advised of the confidential nature, and are under an express written obligation to maintain such confidentiality. Consultant shall be responsible for any breach of this provision by anyone under its control, even after Consultant’s relationship with such person has terminated. These restrictions shall not apply to (a) information generally available to the public, unless due to Consultant’s actions; or (b) rightfully received by Consultant from a third party not under any obligation of confidentiality with respect to such information. In the event that Consultant is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Consultant shall notify the Company promptly of the request or requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions of this paragraph 6. If, in the absence of a protective order or the receipt of a waiver hereunder, Consultant is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, Consultant may disclose the Confidential Information to the tribunal; provided that Consultant shall use its reasonable efforts to obtain, at the request of the Company, an order or other assurance that confidential treatment shall be afforded to such portion of the Confidential Information required to be disclosed as the Company shall designate.

7.    OWNERSHIP OF INTELLECTUAL PROPERTY ASSETS

All right title and interest of every kind and nature whatsoever in and to any intellectual property, including without limitation, any inventions, patents, trademarks, copyrights, ideas, creations, know-how, methods and properties furnished to the Company or developed, conceived, or created as during the Term of the Agreement, or used in connection with any of the Company’s activities, or written or created by the Consultant, or with which the Consultant is connected in the performance of Consultant’s Services under this Agreement, will as between the parties hereto be, become, and remain the sole and exclusive property of the Company for any all purposes and uses whatsoever, regardless of whether the same were invented, created, written, developed, furnished, produced, or disclosed by the Consultant or any other party, and the Consultant will have no right, title or interest of any kind or nature therein or thereto, or in and to any results and proceeds therefrom. The Consultant agrees, during and after the Term hereof, to execute any and all documents and agreements that the Company may deem necessary or appropriate to effectuate the provisions of this Section 6, including but not limited to those necessary to vest all right, title and interest in and to the intellectual property to the Company. The provisions of this Section 6 will survive the expiration or termination, for any reason, of this Agreement.

8.    WARRANTIES

(a)    Consultant represents and warrants to the Company that: (i) neither Consultant nor any of its employees or agents is under any pre-existing obligation inconsistent with the terms and conditions of this Agreement; (ii) the Services to be performed under this Agreement and the applicable SOWs and the results thereof will be the original work of Consultant and shall be and are hereby assigned by Consultant to the Company, free and clear of any claims or encumbrances of any kind; (iii) Consultant will not misappropriate a trade secret of any person or entity in connection with the Services, and Consultant’s performance of the Services will not infringe any intellectual property or other proprietary right of any third party; (iv) Consultant’s performance of the Services will not violate or conflict with or result in a breach of any terms, conditions, duties or obligations Consultant has to any third party or any other rights of any third party; and (v) this Agreement has been duly authorized, executed and delivered by Consultant and constitutes the valid and binding agreement of Consultant, enforceable against Consultant in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. Consultant understands that the Company respects proprietary rights and does not desire to acquire from Consultant any intellectual property or confidential information of third parties.

(b)    The Company represents and warrants to Consultant that this Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(c)     The Parties agree and acknowledge that performance under this Consulting Agreement does not violate the terms of the Agreement and Release entered into between Thomas Benson (principal of Consultant) and Company.

The representations and warranties of this paragraph 8 shall survive termination of this Agreement.

9.    INDEMNIFICATION

(a)    Consultant shall indemnify and hold the Company harmless from and against any expense, claim, loss or liability to any third party caused by or arising out of the acts or omissions of Consultant in the course of performing the Services under this Agreement, or the acts or omissions of Consultant's employees, agents, subcontractors, suppliers or other third parties utilized in connection with Consultant's performance of the Services.

(b)    Company’s sole financial obligation under this Agreement shall be the payment of the Consulting Fees, the Bonus and out-of-pocket expenses incurred by Consultant in the performance of the Services as stated herein. The Company shall not be liable under any circumstances for any loss of profits or incidental, special or consequential damages, however caused, whether by Company’s sole or concurrent negligence or otherwise.

10.    TERMINATION

The period of this Agreement shall begin on the date hereof and shall be in force through December 31, 2015 (the “Initial Term”), unless extended by the mutual agreement of the parties. Either party may terminate this Agreement upon at least 90 days’ prior written notice without obligation except for payment to Consultant for actual Services performed prior to such termination and, in the event of termination by the Company prior to the Initial Term, payment of the Bonus.

Upon termination of this Agreement, Consultant will promptly deliver to the Company (or, upon the Company’s request, destroy) all work-in-process and all Confidential Information including tangible embodiments of the same.

Notwithstanding any termination of this Agreement, the provisions of paragraphs 5 through 17, inclusive, shall survive, as well as any specific provisions that survive by its terms.

11.     ASSIGNMENT

The rights and liabilities of the parties hereto shall bind and inure to the benefit of their respective successors and assigns; provided that, as the Company has specifically contracted for Consultant’s services, Consultant may not assign or delegate its obligations under this Agreement, either in whole or in part, without the Company’s prior written consent, provided that Consultant may assign this Agreement to an entity wholly-owned by Consultant.

12. GOVERNING LAW; VENUE

This Agreement shall be governed by and construed in accordance with the laws of the state of Michigan, excluding that body of law applicable to choice of law. Any legal proceeding arising out of, relating to, or connected with this Agreement must be commenced in a court sitting in Oakland County, Michigan. The Parties agree that jurisdiction and venue in such courts is proper and waive any defense of lack of personal jurisdiction or inappropriate or inconvenient venue.
13.     LEGAL AND EQUITABLE REMEDIES

Consultant acknowledges that the Services are personal and unique and that Consultant will have access to Confidential Information. Consultant agrees that the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement, without the necessity of posting a bond.

14.    PUBLICITY

Except to the extent Company grants prior written approval, Consultant shall not disclose to any third party the existence or terms of, or the Services performed under, this Agreement.

15.    COMPLETE UNDERSTANDING; MODIFICATION

This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter and may not be changed unless mutually agreed upon in writing by both parties.

16.    SEVERABILITY

If any provision of this Agreement is for any reason found by a court of competent jurisdiction to be unenforceable, the remainder of this Agreement shall continue in full force and effect.

17.    COUNTERPARTS

This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

IN WITNESS WHEROF, the parties hereto have executed this Agreement as of the date first set forth above.

By:	/s/ Thomas Benson	By:	/s/ A. Mark Zeffiro
	Name: Thomas Benson Title: Principal, Velocity Consulting, LLC		Name: A. Mark Zeffiro Title: Group President, Cequent

EXHIBIT A
STATEMENT OF WORK

Consultant shall be responsible for assisting with business development, customer relationships, event support and general consulting for the business. Consultant shall report to Mark Zeffiro, Cequent Group President. Consultant is required to receive approval prior to engaging in any other activity on behalf of the Company. Consultant has no authority, express or implied, to commit or obligate the Company in any manner whatsoever, except as specifically authorized from time to time in writing by an authorized representative of the Company.